BNY MELLON ETF TRUST II

CERTIFICATE OF DESIGNATION

The undersigned certifies that at a meeting duly called and held on February 24, 2026, at which a quorum was present and acting throughout, the Board of Trustees of BNY Mellon ETF Trust II (the “Trust”), pursuant to Article IV of the Declaration of Trust of the Trust, authorized and established the following new series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of New Series

BNY Mellon Commodities ETF

BNY Mellon Emerging Markets Debt ETF

BNY Mellon Global Fixed Income ETF

BNY Mellon Active International Equity ETF

BNY Mellon Multi-Sector Income ETF

BNY Mellon Power and Innovation ETF

BNY Mellon Small Cap ETF

The undersigned further certifies that the Board of Trustees of the Trust previously duly authorized and established the following series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of Existing Series

BNY Mellon Active Core Bond ETF

BNY Mellon Core Plus ETF

BNY Mellon Municipal Intermediate ETF

BNY Mellon Municipal Short Duration ETF

BNY Mellon Municipal Opportunities ETF

BNY Mellon Enhanced Dividend and Income ETF

The undersigned further certifies that the Initial Trustee of the Trust previously duly authorized and established the following series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of Existing Series

BNY Mellon Concentrated Growth ETF

BNY Mellon Dynamic Value ETF

The undersigned has duly executed this Certificate of Designation this 17th day of March, 2026.

BNY MELLON ETF TRUST II

By: /s/ Jeff Frusnofsky

Name:       Jeff Prusnofsky

Title:       Vice President

STATE OF NEW YORK )

)       ss:

COUNTY OF NEW YORK )

On this 17th day of March, 2026, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Sarah S. Kelleher

________________________

Notary Public